UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    May 3, 2007

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AspenBio Pharma, Inc.

Information to be Included in the Report

Item 1.01 – Entry into a Material Definitive Agreement.

        On May 3, 2007, the Registrant entered into a settlement agreement and release (“Agreement”) with Strategic Growth International, Inc. (“SGI”), to settle the litigation between the parties. The Agreement provided that the Company agreed to pay $8,000 to settle the approximate $47,000 SGI was seeking and the Company agreed to discontinue its attempt to cancel some or all of the remaining 798,000 options issuable under the January 2004 consulting agreement between SGI and the Company. Other than the debt reduction income to be recognized from settlement of the payable to SGI, no income or expense is anticipated to be recorded from the settlement. A copy of the final SGI option is furnished as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 8.01 — Other Information.

         On May 3, 2007, the Registrant entered into a settlement agreement and release (“Agreement”) with Strategic Growth International, Inc. (“SGI”), to settle the litigation between the parties. The Agreement provided that the Company agreed to pay $8,000 to settle the approximate $47,000 SGI was seeking and the Company agreed to discontinue the attempt to cancel some or all of the remaining 798,000 options issuable under the January 2004 consulting agreement between SGI and the Company. Other than the debt reduction income to be recognized from settlement of the payable to SGI, no income or expense is anticipated to be recorded from the settlement. A copy of the final SGI option is furnished as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Stock Option Agreement With Strategic Growth International, Inc., effective as of January 15, 2004.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 4, 2007	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer